       As Filed with the Securities and Exchange Commission on November 30, 1998
                                           Registration Statement No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                INTERVOICE, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                                       75-1927578
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

        17811 WATERVIEW PARKWAY                              75252
           DALLAS, TEXAS                                   (Zip Code)
(Address of Principal Executive Offices)

                            ------------------------

                  INTERVOICE, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                            ------------------------

             ROB-ROY J. GRAHAM                                Copy to:
          CHIEF FINANCIAL OFFICER                         DAVID E. MORRISON
                AND SECRETARY                             THOMPSON & KNIGHT
              INTERVOICE, INC.                       A PROFESSIONAL CORPORATION
         17811 WATERVIEW PARKWAY                         1700 PACIFIC AVENUE
           DALLAS, TEXAS 75252                                SUITE 3300
(Name and address of agent for service)                   DALLAS, TEXAS 75201
                                                             (214) 969-1700

                                 (972) 454-8712
                          (Telephone number, including
                        area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================

        Title of                                      Proposed           Proposed Maximum            Amount
       Securities                Amount                Maximum               Aggregate                 of
         to be                   to be             Offering Price            Offering             Registration
     Registered(1)            Registered(2)          per Unit(3)             Price(3)                 Fee
-------------------------------------------------------------------------------------------------------------------
     Common Stock,
      no par value           300,000 shares           $ 25.125            $ 7,537,500.00           $ 2,095.43
       per share
==================================================================================================================

(1) This registration statement also covers an equal number of Preferred Share Purchase Rights issuable pursuant to InterVoice, Inc.'s Rights Agreement, which rights will be transferable only with related shares of Common Stock.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($25.125) as reported on the Nasdaq National Market on November 25, 1998.
================================================================================

Documents Incorporated by Reference.

         The contents of the Registration Statement (the "Prior Registration Statement") of InterVoice, Inc. (the "Registrant") on Form S-8, Registration No. 33-72494, filed with the Securities and Exchange Commission on December 1, 1993, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

Amendments to the Plan.

         On May 22, 1998, the Board of Directors of the Registrant adopted amendments to the Registrant's Employee Stock Purchase Plan (the "Plan") that increased from 200,000 to 500,000 the aggregate number of shares of the Registrant's common stock, no par value per share ("Common Stock"), reserved for issuance under the Plan. The amendment was approved by the shareholders of the Registrant on July 23, 1998.

Exhibits.

         In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement.

         4.1      InterVoice, Inc. Employee Stock Purchase Plan, as amended.

         5.1 Opinion of Thompson & Knight, a Professional Corporation, regarding 300,000 shares of Common Stock.

        24.1 Consent of Ernst & Young, L.L.P., independent public accountants, to incorporation of report by reference.

        24.2 Consent of counsel (included in the opinion of Thompson & Knight, a Professional Corporation, filed herewith as Exhibit 5.1).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 30th day of November, 1998.

                                        INTERVOICE, INC.
                                        (Registrant)


                                        By:   /s/ Daniel D. Hammond
                                           -------------------------------------
                                              Daniel D. Hammond,
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. The undersigned persons hereby constitute and appoint Daniel D. Hammond and Rob-Roy J. Graham, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.



Signature                                   Title                                            Date
---------                                   -----                                            ----
/s/ Daniel D. Hammond                       Chairman of the Board of Directors               November 30, 1998
----------------------------------          and Chief Executive Officer
Daniel D. Hammond


/s/ Rob-Roy J. Graham                       Chief Financial Officer and Secretary            November 30, 1998
----------------------------------          (Principal Financial Officer and
Rob-Roy J. Graham                           Principal Accounting Officer)



/s/ Joseph J. Pietropaolo                   Director                                         November 30, 1998
----------------------------------
Joseph J. Pietropaolo


/s/ George C. Platt                         Director                                         November 30, 1998
----------------------------------
George C. Platt


/s/ Grant A. Dove                           Director                                         November 30, 1998
----------------------------------
Grant A. Dove


/s/ David W. Brandenburg                    Director                                         November 30, 1998
----------------------------------
David W. Brandenburg

                                INDEX TO EXHIBITS



                                                                                     Sequentially
                                                                                       Numbered
Exhibit Number                        Exhibit                                            Page
--------------                        -------                                        -------------
     4.1          InterVoice, Inc. Employee Stock Purchase Plan, as amended.                 5

     5.1          Opinion of Thompson & Knight, a Professional Corporation,
                  regarding 300,000 shares of Common Stock.                                 10

    24.1          Consent of Ernst & Young, independent public accountants, to
                  incorporation of report by reference.                                     11

    24.2          Consent of counsel (included in the opinion of Thompson &
                  Knight, a Professional Corporation, filed herewith as Exhibit
                  5.1).                                                                     10